EXHIBIT 99.2

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF OPERATIONS DATA
(amounts in millions, except percentages and tons data)
(unaudited)

	For the Three Months Ended June 30,
	2005	2004 (A)
Revenue —
Gross revenue	$1,783.5	$1,730.6
Less intercompany revenue	(334.9)	(329.5)

Net Revenue	$1,448.6	$1,401.1

Revenue Mix (based on net revenue) —
Collection —
Residential	$300.6	$294.6
Commercial	346.7	340.7
Roll-off	321.4	308.2
Recycling	51.8	52.9

Total Collection	1,020.5	996.4
Disposal —
Landfill (net of $201.2 and $200.2 of intercompany)	216.7	204.8
Transfer (net of $110.6 and $110.2 of intercompany)	113.1	108.4

Total Disposal	329.8	313.2
Recycling – Commodity	59.5	60.4
Other	38.8	31.1

Total	$1,448.6	$1,401.1

Internalization Based on Disposal Volumes	72%	72%

Landfill Volumes in Tons	20,832	20,087

Year over Year Internal Growth (excluding commodity):
Average per unit price change (B)	1.7%	1.8%
Volume change	1.5%	(0.2)%

Total	3.2%	1.6%

Year over Year Internal Growth (including commodity)	3.4%	2.4%

(A)	Historically we have reported certain taxes imposed on landfill and transfer volumes as a reduction of revenue because they were viewed as pass through costs generally collected from customers. In addition, we reported a small but growing amount of administrative fees billed to customers as an offset to our administrative costs. Effective April 2005, we began recording all taxes that create direct obligations for us as operating expenses and recording fees billed to our customers as revenue.This presentation is in accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. The impact on prior period financial statements was not material. Notwithstanding materiality, we opted to conform the prior year’s presentation of our revenues and expenses with the current year’s presentation by increasing revenue, cost of operations and selling, general and administrative expenses. These adjustments had no impact on our consolidated operating income, net income, earnings per share, cash flows, or any balance sheet caption for any previous periods. Revenue for the quarter ended June 30, 2004 increased by approximately $38.8 million.

(B)	For 2005, the amount includes fuel cost recovery fees, which account for 1.2% of the average per unit price change.

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF OPERATIONS DATA
(amounts in millions, except percentages and tons data)
(unaudited)

	For the Six Months Ended June 30,
	2005	2004 (A)
Revenue —
Gross revenue	$3,427.2	$3,339.9
Less intercompany revenue	(637.3)	(629.7)

Net Revenue	$2,789.9	$2,710.2

Revenue Mix (based on net revenue) —
Collection —
Residential	$590.3	$579.0
Commercial	684.3	677.9
Roll-off	607.3	589.6
Recycling	101.7	103.1

Total Collection	1,983.6	1,949.6
Disposal —
Landfill (net of $385.9 and $383.3 of intercompany)	403.8	382.3
Transfer (net of $208.6 and $209.6 of intercompany)	215.1	201.5

Total Disposal	618.9	583.8
Recycling – Commodity	116.2	114.1
Other	71.2	62.7

Total	$2,789.9	$2,710.2

Internalization Based on Disposal Volumes	73%	73%

Landfill Volumes in Tons	39,265	37,964

Year over Year Internal Growth (excluding commodity):
Average per unit price change (B)	1.2%	1.2%
Volume change	1.6%	1.1%

Total	2.8%	2.3%

Year over Year Internal Growth (including commodity)	3.0%	3.3%

(A)	Historically we have reported certain taxes imposed on landfill and transfer volumes as a reduction of revenue because they were viewed as pass through costs generally collected from customers. In addition, we reported a small but growing amount of administrative fees billed to customers as an offset to our administrative costs. Effective April 2005, we began recording all taxes that create direct obligations for us as operating expenses and recording fees billed to our customers as revenue. This presentation is in accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. The impact on prior period financial statements was not material. Notwithstanding materiality, we opted to conform the prior year’s presentation of our revenues and expenses with the current year’s presentation by increasing revenue, cost of operations and selling, general and administrative expenses. These adjustments had no impact on our consolidated operating income, net income, earnings per share, cash flows, or any balance sheet caption for any previous periods. Revenue for the six months ended June 30, 2004 increased by approximately $73.1 million.

(B)	For 2005, the amount includes fuel cost recovery fees, which account for 0.9% of the average per unit price change.

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
INTEREST EXPENSE AND OTHER DATA
(amounts in millions)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Interest Expense and Other —
Interest expense, gross	$126.5	$146.4	$264.9	$308.8
Cash settlement of non-hedge accounting interest rate swap contracts	—	2.4	—	10.7

	126.5	148.8	264.9	319.5

Interest income	(1.5)	(0.0)	(1.9)	(1.8)
Interest capitalized for development projects	(3.7)	(3.1)	(7.1)	(6.6)
Accretion of debt and amortization of debt issuance costs	5.7	7.2	11.9	13.8

	127.0	152.9	267.8	324.9

Non-cash (gain) loss on non-hedge accounting interest rate swap contracts	—	10.4	—	(6.6)
Amortization of accumulated other comprehensive loss for de-designated interest rate swap contracts	—	2.0	—	6.7
Costs incurred to early extinguish debt	(0.4)	94.3	62.4	146.8

Total interest expense and other	126.6	259.6	330.2	471.8
Interest expense allocated to discontinued operations	—	(0.2)	—	(0.4)

Interest expense and other from continuing operations	$126.6	$259.4	$330.2	$471.4

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
(amounts in millions)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Acquisitions —
Estimated annualized revenue acquired	$1.8	$2.7	$4.8	$5.3
Estimated annualized revenue acquired (after intercompany eliminations)	1.8	2.7	4.8	5.3

Divestitures —
Estimated annualized revenue divested (including $32.7 and $40.6 related to discontinued operations for the three months and six months ended June 30, 2004, respectively)	$(4.9)	$(32.7)	$(5.1)	$(47.7)
Estimated annualized revenue divested (after intercompany eliminations)	(4.9)	(32.7)	(5.1)	(47.7)

Capital Expenditures (for continuing operations) —
Fixed asset purchases	$107.7	$65.4	$157.5	$100.6
Cell development	90.3	67.9	126.0	101.3

Total	$198.0	$133.3	$283.5	$201.9

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
BALANCE SHEET
(amounts in millions, except per share data)
(unaudited)

	June 30, 2005	December 31, 2004
ASSETS
Current assets —
Cash and cash equivalents	$70.0	$68.0
Accounts receivable, net of allowance of $16.1 and $17.0	699.3	668.4
Prepaid and other current assets	94.1	81.9
Deferred income taxes, net	133.6	104.3

Total current assets	997.0	922.6
Property and equipment, net	4,135.8	4,129.9
Goodwill, net	8,197.0	8,202.0
Other assets, net	264.9	239.4

Total assets	$13,594.7	$13,493.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities —
Current portion of long-term debt	$229.2	$327.8
Accounts payable	482.5	582.8
Current portion of accrued capping, closure, post-closure and environmental costs	88.7	95.0
Accrued interest	118.5	140.3
Other accrued liabilities	407.8	390.1
Unearned revenue	227.4	220.7

Total current liabilities	1,554.1	1,756.7
Long-term debt, less current portion	6,954.7	7,429.2
Deferred income taxes	262.1	207.7
Accrued capping, closure, post-closure and environmental costs, less current portion	846.3	839.0
Other long-term obligations	635.9	656.4
Stockholders’ equity —
Series C senior mandatory convertible preferred stock, $0.10 par value, 6.9 million shares authorized, issued and outstanding, liquidation preference of $50.00 per share, net of $12 million of issuance costs	333.1	333.1
Series D senior mandatory convertible preferred stock, $0.10 par value, 2.4 million shares authorized, issued and outstanding, liquidation preference of $250.00 per share, net of $19 million of issuance costs	580.5	—
Common stock	3.3	3.2
Additional paid-in capital	2,436.5	2,338.0
Accumulated other comprehensive loss	(68.1)	(69.4)
Retained earnings	56.3	—

Total stockholders’ equity	3,341.6	2,604.9

Total liabilities and stockholders’ equity	$13,594.7	$13,493.9

Days sales outstanding	42 days	45 days

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
STATEMENT OF CASH FLOWS
(amounts in millions)
(unaudited)

	For the Three	For the Three
	Months Ended	Months Ended
	June 30, 2005	June 30, 2004
Operating activities —
Net income (loss)	$54.0	$(15.2)
Discontinued operations, net of tax	(1.0)	5.8
Adjustments to reconcile net income (loss) to cash provided by operating activities from continuing operations —
Provisions for:
Depreciation and amortization	141.0	145.4
Doubtful accounts	5.6	1.7
Accretion of debt and amortization of debt issuance costs	5.7	7.2
Deferred income taxes (benefit)	62.9	(14.8)
Gain on sale of fixed assets	(1.0)	(3.6)
Non-cash loss on non-hedge accounting interest rate swap contracts	—	10.4
Amortization of accumulated other comprehensive loss for de-designated interest rate swap contracts	—	2.0
Write-off of deferred debt issuance costs	0.1	13.0
Non-cash reduction in acquisition accruals	(16.9)	(2.6)
Change in operating assets and liabilities, excluding the effects of purchase acquisitions —
Accounts receivable, prepaid expenses, inventories and other	(67.9)	(62.9)
Accounts payable, accrued liabilities, unearned income and other	53.5	39.7
Capping, closure and post-closure accretion	12.6	12.0
Capping, closure and post-closure expenditures	(9.6)	(9.6)
Environmental expenditures	(8.9)	(8.2)

Cash provided by operating activities from continuing operations	230.1	120.3

Investing activities —
Cost of acquisitions, net of cash acquired	(0.8)	(3.2)
Proceeds from divestitures, net of cash divested	3.1	28.2
Proceeds from sale of fixed assets	3.9	3.0
Capital expenditures, excluding acquisitions	(198.0)	(133.3)
Capitalized interest	(3.7)	(3.1)
Change in deferred acquisition costs, notes receivable, and other, net	0.5	10.2

Cash used for investing activities from continuing operations	(195.0)	(98.2)

Financing activities —
Proceeds from long-term debt, net of issuance costs	283.4	1,344.7
Payments of long-term debt	(418.8)	(1,401.5)
Payment of preferred stock dividend	(13.9)	(5.4)
Change in disbursement account	0.6	2.6
Net proceeds from exercise of stock options and other	0.7	6.1

Cash used for financing activities from continuing operations	(148.0)	(53.5)

Cash provided by (used for) discontinued operations	1.4	(1.0)

Decrease in cash and cash equivalents	(111.5)	(32.4)
Cash and cash equivalents, beginning of period	181.5	74.4

Cash and cash equivalents, end of period	$70.0	$42.0

ALLIED WASTE INDUSTRIES INC.
SUMMARY DATA SHEET
FREE CASH FLOWS DATA
(amounts in millions)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Free Cash Flow *:
Operating income before depreciation and amortization	$388.9	$388.8	$725.4	$743.1
Other non-cash items:
Capping, closure and post-closure accretion	12.6	12.0	25.3	23.9
Doubtful accounts	5.6	1.7	6.3	6.9
Gain on sale of fixed assets	(1.0)	(3.6)	(1.6)	(4.7)
Non-cash reduction in acquisition accruals	(16.9)	(2.6)	(17.5)	(7.7)

Less: Cash interest	(134.5)	(189.7)	(285.9)	(345.2)
Cash taxes	(5.3)	(16.4)	(5.8)	(35.7)
Payment of preferred stock dividends	(13.9)	(5.4)	(19.3)	(10.8)
Capping, closure, post-closure and environmental expenditures	(18.5)	(17.8)	(30.7)	(28.8)
Capital expenditures, excluding acquisitions	(198.0)	(133.3)	(283.5)	(201.9)
Changes in working capital	16.3	30.4	(127.4)	(81.4)

Free cash flow	35.3	64.1	(14.7)	57.7

Market development and other investing activities, net	9.3	42.4	8.9	59.5
Proceeds from issuance of equity, net of issuance costs	0.6	—	676.3	—
Debt issuance costs	—	(21.1)	(28.5)	(35.9)
Premiums on debt repurchases	—	(81.3)	(44.3)	(122.0)
IRS litigation related payment	(22.6)	—	(22.6)	—
Change in cash	111.5	32.4	(2.0)	402.7

Decrease in debt	$134.1	$36.5	$573.1	$362.0

Debt balance at beginning of period	$7,318.0	$7,908.6	$7,757.0	$8,234.1
Decrease in debt	134.1	36.5	573.1	362.0

Debt balance at end of period	$7,183.9	$7,872.1	$7,183.9	$7,872.1

*	See discussion and reconciliation of the non-GAAP financial measures of free cash flow and operating income before depreciation and amortization in the press release attached as Exhibit 99.1.

ALLIED WASTE INDUSTRIES, INC.
SUMMARY LIQUIDITY DATA SHEET
(unaudited)

     Following is our debt maturity schedule as of June 30, 2005 (amounts in millions).

Debt	2005	2006	2007	2008	2009	2010	Thereafter	Total
Revolving Credit Facility (A)	$—	$—	$—	$—	$—	$74.8	$—	$74.8
Term loan B	—	—	0.5	13.5	13.5	13.5	1,269.0	1,310.0
Receivables secured loan (B)	—	210.2	—	—	—	—	—	210.2
6.375% BFI Senior notes	—	—	—	161.2	—	—	—	161.2
8.50% Senior notes	—	—	—	750.0	—	—	—	750.0
8.875% Senior notes	—	—	—	600.0	—	—	—	600.0
6.50% Senior notes	—	—	—	—	—	350.0	—	350.0
5.75% Senior notes due 2011	—	—	—	—	—	—	400.0	400.0
6.375% Senior notes due 2011	—	—	—	—	—	—	275.0	275.0
9.25% Senior notes due 2012	—	—	—	—	—	—	250.0	250.0
7.875% Senior notes due 2013	—	—	—	—	—	—	450.0	450.0
6.125% Senior notes due 2014	—	—	—	—	—	—	425.0	425.0
7.375% Senior unsecured notes due 2014	—	—	—	—	—	—	400.0	400.0
7.25% Senior notes due 2015	—	—	—	—	—	—	600.0	600.0
9.25% BFI debentures due 2021	—	—	—	—	—	—	99.5	99.5
4.25% Senior sub convertible debentures due 2034	—	—	—	—	—	—	230.0	230.0
7.40% BFI debentures due 2035	—	—	—	—	—	—	360.0	360.0
Other debt	13.5	8.5	2.9	1.7	1.9	25.2	267.3	321.0

Total principal due	$13.5	$218.7	$3.4	$1,526.4	$15.4	$463.5	$5,025.8	$7,266.7
Discount, net								(82.8)

Total debt balance								$7,183.9

(A)	At June 30, 2005, under our 2005 Credit Facility, we had a revolver capacity commitment of $1.6 billion with $75 million outstanding and $460 million of letters of credit outstanding, providing us remaining availability of $1.0 billion. In addition, we had an institutional letter of credit facility of $500 million available under the 2005 Credit Facility, all of which was used for letters of credit outstanding.

(B)	The receivables secured loan is a 364 day liquidity facility with a maturity date of May 2006. At that time, we intend to renew the liquidity facility. If we are unable to renew the liquidity facility, we will refinance any amounts outstanding with our revolving credit facility, which matures in 2010, or with other long-term borrowings. In May 2005, we extended the liquidity facility for an additional 364 days. Although we intend to renew the liquidity facility again in May 2006 and do not expect to repay the amounts within the next twelve months, the loan is classified as current because it has a contractual maturity of less than one year.

Actual at
June 30, 2005
(in millions, except
percentage)
Capital Structure:
Long-term debt (including current portion)	$7,183.9
Equity	$3,341.6

Debt to total capitalization	68.3%

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
EARNINGS PER SHARE COMPUTATION
(amounts in millions, except per share data)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2005	2004	2005	2004
Diluted earnings per share computation:
Income (loss) from continuing operations	$53.0	$(9.4)	$77.7	$(4.4)
Less: Dividends on preferred stock	(14.7)	(5.4)	(22.4)	(10.8)

Income (loss) from continuing operations available to common shareholders	$38.3	$(14.8)	$55.3	$(15.2)

Weighted average common shares outstanding	329.1	314.6	324.2	314.4
Dilutive effect of stock, stock options, warrants and contingently issuable shares	3.1	—	3.4	—

Weighted average common and common equivalent shares outstanding	332.2	314.6	327.6	314.4

Diluted earnings (loss) per share from continuing operations	$0.12	$(0.05)	$0.17	$(0.05)

ALLIED WASTE INDUSTRIES, INC.
SUMMARY DATA SHEET
(amounts in millions)
(unaudited)

Note: Historically we have reported certain taxes imposed on landfill and transfer volumes as a reduction of revenue because they were viewed as pass through costs generally collected from customers. In addition, we reported a small but growing amount of administrative fees billed to customers as an offset to our administrative costs. Effective April 2005, we began recording all taxes that create direct obligations for us as operating expenses and recording fees billed to our customers as revenue. This presentation is in accordance with Emerging Issues Task Force (EITF) Issue No. 99-19, Reporting Revenue Gross as a Principal versus Net as an Agent. The impact on prior period financial statements was not material. Notwithstanding materiality, we opted to conform our prior year presentations by increasing revenue, cost of operations and selling, general and administrative expenses. We are furnishing the following information which represents the adjustments for prior periods. These adjustments had no impact on our consolidated operating income, net income, earnings per share, cash flows, or any balance sheet caption for any previous period.

For the Three
Months Ended
March 31, 2005
Revenues	$36.0

Cost of operations	$30.5

Selling, general and administrative expenses	$5.5

	For the Year	For the Three	For the Three
	Ended	Months Ended	Months Ended	For the Three	For the Three
	December 31,	December 31,	September 30,	Months Ended	Months Ended
	2004	2004	2004	June 30, 2004	March 31, 2004
Revenues	$152.0	$39.4	$39.5	$38.8	$34.3

Cost of operations	$139.8	$34.9	$36.2	$36.2	$32.5

Selling, general and administrative expenses	$12.2	$4.5	$3.3	$2.6	$1.8

	For the Year	For the Three	For the Three
	Ended	Months Ended	Months Ended	For the Three	For the Three
	December 31,	December 31,	September 30,	Months Ended	Months Ended
	2003	2003	2003	June 30, 2003	March 31, 2003
Revenues	$138.6	$36.0	$37.6	$35.1	$29.9

Cost of operations	$135.4	$34.8	$36.8	$34.4	$29.4

Selling, general and administrative expenses	$3.2	$1.2	$0.8	$0.7	$0.5

For the
Year Ended
December 31,
2002
Revenues	$120.5

Cost of operations	$120.5

Selling, general and administrative expenses	$—